                      [KPMG PEAT MARWICK LLP LETTERHEAD]

                                                                  EXHIBIT 23.1-1



                   INDEPENDENT AUDITORS' REPORT AND CONSENT


The Board of Directors
Poppe Tyson, Inc.:


The audits referred to in our report dated May 17, 1996, except as to Note 10 which is as of October 1, 1996 and the second paragraph of Note 11 which is as of June 27, 1996, included the related financial statement schedule as of March 31, 1996, and for each of the years in the three-year period ended March 31, 1996, included in the Registration Statement. This financial statement schedule is the responsibility of Poppe Tyson, Inc.'s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports on the financial statements and schedule of Poppe Tyson, Inc., our report on the consolidated financial statements of Animated Systems & Design, Inc. and subsidiary, and our report on the financial statements of Werner Chepelsky & Partners, Inc. included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                       /s/ KPMG PEAT MARWICK LLP

                                       KPMG PEAT MARWICK LLP

Omaha, Nebraska
October 11, 1996

                                                            EXHIBIT 23.1-2



                               POPPE TYSON, INC.
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS





                                    BALANCE AT            WRITE OFFS,  BALANCE AT
                                    BEGINNING   BAD DEBT    NET OF        END
            DESCRIPTION              OF YEAR    EXPENSE   RECOVERIES    OF YEAR

Allowance for doubtful accounts -
 Year ended March 31, 1996            $ 70,000     2,386        2,386      70,000
                                    ==========  ========  ===========  ==========

Allowance for doubtful accounts -
 Year ended March 31, 1995            $ 70,000    29,312       29,312      70,000
                                    ==========  ========  ===========  ==========

Allowance for doubtful accounts -
 Year ended March 31, 1994            $110,000     --          40,000      70,000
                                    ==========  ========  ===========  ==========
